Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of US Foods Holding Corp. and subsidiaries dated March 29, 2016 (May 19, 2016 as to the effects of the reverse stock split described in Note 24) appearing in the Prospectus, which is a part of Amendment No. 5 to Registration Statement No. 333-209442.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 1, 2016